UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 13, 2015, Minerva Neurosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors (the “Private Placement”) an aggregate of 6,281,661 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $4.81 (the “Shares”), and warrants to purchase up to an aggregate of 6,281,661 shares of Common Stock at a purchase price of $0.125 per share of Common Stock subject to the warrant, with an initial exercise price of $5.772 per share (the “Warrants”), for gross proceeds of approximately $31 million (the “private placement”). The Company retained Jefferies LLC as the exclusive placement agent for the private placement and agreed to pay Jefferies a fee equal to 7.0% of the aggregate gross proceeds from the private placement plus the reimbursement of certain expenses. The Company will use the net proceeds from the private placement for advancement of its pre-clinical and clinical programs, research and development and general corporate purposes.

In connection with the private placement, the Company also entered into a Registration Rights Agreement, dated March 13, 2015 (the “Registration Rights Agreement”) with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) on or prior to May 2, 2015.

The Warrants will expire on March 18, 2017, two years after the date on which they were initially issued. Prior to expiration, subject to the terms and conditions set forth in the Warrants, the holders of such Warrants may exercise the Warrants for shares of Common Stock by providing notice to the Company and paying the exercise price per share for each share so exercised.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Warrant and the form of Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement, the Warrants and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement, the Warrants and Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement, the Warrants and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, the Warrants and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the private placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on March 18, 2015, the Company sold the Shares and the Warrants to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. Each of the Investors represented that it was acquiring the Shares and the Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, Warrants or other securities of the Company.

The form of Purchase Agreement, the form of Warrant and the form of Registration Rights Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Regulation FD Disclosure.

On March 18, 2015, the Company issued a press release announcing the closing of the private placement which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated March 13, 2015, by and among Minerva Neurosciences, Inc. and the investors referenced therein.

10.2	Form of Warrant to Purchase Common Stock of Minerva Neurosciences, Inc.

10.3	Form of Registration Rights Agreement, dated March 13, 2015, by and among Minerva Neurosciences, Inc. and the investors referenced therein.

99.1	Press release of Minerva Neurosciences, Inc. dated March 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark Levine
Name:	Mark Levine
Title:	Vice President, General Counsel and Secretary

Date: March 18, 2015

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated March 13, 2015, by and among Minerva Neurosciences, Inc. and the investors referenced therein.

10.2	Form of Warrant to Purchase Common Stock of Minerva Neurosciences, Inc.

10.3	Form of Registration Rights Agreement, dated March 13, 2015, by and among Minerva Neurosciences, Inc. and the investors referenced therein.

99.1	Press release of Minerva Neurosciences, Inc. dated March 18, 2015.